Exhibit 99.1

Investor Contact:

Bruce R. Foster, CFO

Asta Funding, Inc.

(201) 567-5648

Asta Funding Announces Results for

The Second Quarter Ended March 31, 2019

●	$1.8 million in net income for the quarter ended March 31, 2019
●	Diluted EPS rose to $0.27 for the quarter ended March 31, 2019
●	$50.1 million in cash & securities as of March 31, 2019

ENGLEWOOD CLIFFS, N.J., May 13, 2019 – Asta Funding, Inc. (NASDAQ: ASFI) (the “Company”), a diversified financial services company, today announced results for the second quarter ended March 31, 2019.

Three Months Ended March 31, 2019 Results

For the three months ended March 31, 2019, net income was $1.8 million, or $0.27 per diluted share, as compared to net income of $1.0 million, or $0.15 per diluted share for the three months ended March 31, 2018.

Total income for the three months ended March 31, 2019 increased $0.1 million to $5.9 million, compared to $5.8 million for the three months ended March 31, 2018. Total revenue included in the three months ended March 31, 2019 is approximately $3.5 million in total revenue from finance income from the distressed receivable business, as compared to $4.1 million for the three months ended March 31, 2018. Also included in total revenues for the three months ended March 31, 2019 is approximately $0.5 million from personal injury claims income, as compared to $0.5 million for the three months ended March 31, 2018. Disability fee income for the three months ended March 31, 2019, was up by $0.2 million to $1.3 million as compared to $1.1 million for the three months ended March 31, 2018.

General and administrative expenses remained relatively consistent at $3.4 million for the three months ended March 31, 2019, as compared to $3.3 million for the three months ended March 31, 2018. During the three months ended March 31, 2018, the Company recorded a loss of $(1.4) million on the acquisition of a minority interest.

Additionally, the Company had a loss from an equity method investment of $(0.1) million for the three months ended March 31, 2019, compared to earnings from an equity method investment of $0.5 million for the three months ended March 31, 2018.

Six Months Ended March 31, 2019 Results

For the six months ended March 31, 2019, net income was $3.0 million, or $0.46 per diluted share, as compared to a net loss of $(1.6) million, or $(0.25) per diluted share for the six months ended March 31, 2018.

Total income for the six months ended March 31, 2019 increased $0.5 million to $11.6 million, compared to $11.1 million for the six months ended March 31, 2018. Total revenue included in the six months ended March 31, 2019 is approximately $7.0 million in total revenue from finance income from the distressed receivable business, as compared to $8.3 million for the six months ended March 31, 2018. Also included in total revenues for the six months ended March 31, 2019 is approximately $1.2 million from personal injury claims income, as compared to $0.6 million for the six months ended March 31, 2018. Disability fee income for the six months ended March 31, 2019, was up by $0.5 million to $2.6 million as compared to $2.1 million for the six months ended March 31, 2018.

General and administrative expenses remained relatively consistent at $7.3 million for the six months ended March 31, 2019, as compared to $7.5 million for the six months ended March 31, 2018. During the six months ended March 31, 2018, the Company recorded a loss of $(1.4) million on the acquisition of a minority interest.

Additionally, the Company had a loss from an equity method investment of $(0.1) million for the six months ended March 31, 2019, compared to earnings from an equity method investment of $0.8 million for the six months ended March 31, 2018.

Balance Sheet Review

As of March 31, 2019 the Company had approximately $50.1 million in cash and cash equivalents, and securities, $87.5 million in stockholders' equity, and a net book value per share of $13.09.

About Asta Funding, Inc.

Asta Funding, Inc. (NASDAQ:ASFI), headquartered in Englewood Cliffs, New Jersey, is a diversified financial services company that assists consumers and serves investors through the strategic management of three complementary business segments: Personal Injury Claims, Consumer Debt and Disability Advocacy. Founded in 1994 as a sub-prime auto lender, Asta now manages business units that include or have included funding of personal injury claims; acquiring and managing international distressed consumer receivables; and benefits advocacy. For additional information, please visit our website at http://www.astafunding.com.

Cautionary Note Regarding Forward-Looking Statements

All statements in this news release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, the identified material weaknesses in our internal control over financial reporting and our ability remediate those material weaknesses, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2018, and other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.

Investor Contact:

Bruce R. Foster, CFO
Asta Funding, Inc.
(201) 567-5648

ASTA FUNDING, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	March 31, 2019 (Unaudited)	September 30, 2018
ASSETS
Cash and cash equivalents	$3,694,000	$6,284,000
Available for sale debt securities (at fair value)	38,390,000	38,054,000
Investments in equity securities (at fair value)	7,989,000	—
Consumer receivables acquired for liquidation (at cost)	2,626,000	3,749,000
Investment in personal injury claims, net	6,630,000	10,745,000
Due from third party collection agencies and attorneys	654,000	755,000
Accounts receivable, net	382,000	—
Prepaid and income taxes receivable, net	8,496,000	5,387,000
Furniture and equipment, net of accumulated depreciation of $1.9 million at March 31, 2019 and $1.8 million at September 30, 2018	168,000	100,000
Equity method investment	211,000	236,000
Note receivable	3,831,000	4,313,000
Settlement receivable	2,637,000	3,339,000
Deferred income taxes	10,548,000	10,940,000
Goodwill	1,410,000	1,410,000
Other assets	1,452,000	1,003,000
Total assets	$89,118,000	$86,315,000
LIABILITIES
Accounts payable and accrued expenses	$1,597,000	$2,281,000

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; authorized 5,000,000 shares; issued and outstanding — none	—	—
Preferred stock, Series A Junior Participating, $.01 par value; authorized 30,000 shares; issued and outstanding — none	—	—
Common stock, $.01 par value, authorized 30,000,000 shares; issued 13,459,708 at March 31, 2019 and September 30, 2018; and outstanding 6,685,415 at March 31, 2019 and September 30, 2018	135,000	135,000
Additional paid-in capital	68,558,000	68,551,000
Retained earnings	85,652,000	82,441,000
Accumulated other comprehensive income, net of taxes	304,000	35,000
Treasury stock (at cost) 6,774,293 shares at March 31, 2019 and September 30, 2018	(67,128,000)	(67,128,000)
Total stockholders’ equity	87,521,000	84,034,000
Total liabilities and stockholders’ equity	$89,118,000	$86,315,000

ASTA FUNDING, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	Six Months Ended March 31, 2019	Six Months Ended March 31, 2018
Revenues:
Finance income, net	$3,481,000	$4,101,000	$6,975,000	$8,286,000
Personal injury claims income	456,000	469,000	1,169,000	610,000
Disability fee income	1,296,000	1,149,000	2,557,000	2,060,000
Total revenues	5,233,000	5,719,000	10,701,000	10,956,000

Gain on settlement	323,000	—	323,000	—
Other income, net	306,000	69,000	540,000	103,000
	5,862,000	5,788,000	11,564,000	11,059,000
Expenses:
General and administrative	3,395,000	3,301,000	7,321,000	7,513,000
Loss on acquisition of minority interest	—	1,420,000	—	1,420,000
Loss (earnings) from equity method investment	56,000	(493,000)	86,000	(845,000)
	3,451,000	4,228,000	7,407,000	8,088,000

Income from continuing operations before income tax	2,411,000	1,560,000	4,157,000	2,971,000
Income tax expense	638,000	540,000	1,109,000	4,540,000
Net income (loss) from continuing operations	1,773,000	1,020,000	3,048,000	(1,569,000)
Net loss from discontinued operations, net of income tax	—	—	—	(80,000)
Net income (loss)	$1,773,000	$1,020,000	$3,048,000	$(1,649,000)

Net earnings (loss) per basic share:
Continuing operations	$0.27	$0.15	$0.46	$(0.24)
Discontinued operations	—	—	—	(0.01)
	$0.27	$0.15	$0.46	$(0.25)

Net income (loss) per diluted shares:	$0.27	$0.15	$0.46	$(0.24)
Continuing operations	—	—	—	(0.01)
Discontinued operations	$0.27	$0.15	$0.46	$(0.25)

Weighted average number of common shares outstanding:
Basic	6,685,415	6,655,855	6,685,415	6,639,659
Diluted	6,685,827	6,659,354	6,685,775	6,639,659